Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MATCH GROUP, INC.

It is hereby certified that:

1. The name of the corporation is Match Group, Inc., which was originally incorporated under the name “Match.com, Inc.”

2. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 13, 2009.

3. This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law and by the written consent of its stockholders in accordance with Section 228 of the Delaware General Corporation Law and is to become effective as of 10:00 p.m., Eastern Time, on November 18, 2015.

4. The original Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is Match Group, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

The Corporation shall have the authority to issue 5,000,000,000 shares of stock, comprised of 1,500,000,000 shares of $0.001 par value common stock, 1,500,000,000 shares of $0.001 par value Class B common stock, 1,500,000,000 shares of $0.001 par value Class C common stock, and 500,000,000 shares of $0.001 par value Preferred Stock.

Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the “Effective Time”), each share of the Corporation’s common stock, par value $0.001 per share (the “Existing Common Stock”), issued and outstanding immediately prior to the Effective Time will automatically be converted and reclassified into 16 shares of Class B common stock. Each certificate or book entry credit representing Existing Common Stock shall thereafter represent such number of shares of Class B common stock into which the shares of Existing Common Stock represented by such certificate have been converted and reclassified.

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.                                    Common Stock.

(1)                                 The holders of the common stock shall be entitled to receive, share for share with the holders of shares of Class B common stock and the holders of shares of Class C common stock, such dividends if, as and when declared from time to time by the Board of Directors, except as provided for in Section D of this Article IV.

(2)                                 In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the common stock shall be entitled to receive, share for share with the holders of shares of Class B common stock and the holders of shares of Class C common stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)                                 Each holder of common stock shall be entitled to vote one vote for each share of common stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation.  Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of common stock and the holders of Class B common stock shall at all times vote on all matters (including the election of directors) together as one class.

B.                                    Class B Common Stock.

(1)                                 The holders of the Class B common stock shall be entitled to receive, share for share with the holders of shares of common stock and the holders of shares of Class C common stock, such dividends if, as and when declared from time to time by the Board of Directors, except as provided for in Section D of this Article IV.

(2)                                 In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B common stock shall be entitled to receive, share for share with the holders of shares of common stock and the holders of shares of Class C common stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)                                 Each holder of Class B common stock shall be entitled to vote ten votes for each share of Class B common stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation.  Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of common stock and the holders of Class B common stock shall at all times vote on all matters (including the election of directors) together as one class.

C.                                    Class C Common Stock.

(1)                                 The holders of the Class C common stock shall be entitled to receive, share for share with the holders of shares of common stock and the holders of shares Class B common stock, such dividends if, as and when declared from time to time by the Board of Directors, except as provided for in Section D of this Article IV.

(2)                                 In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class C common stock shall be entitled to receive, share for share with the holders of shares of common stock and the holders of Class B common stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)                              Each holder of Class C common stock will not be entitled to any voting powers, except as (and then only to the extent) otherwise required by the laws of the State of Delaware. If a vote or consent of the holders of Class C common stock should at any time be required by the laws of the State of Delaware on any matter, the holders of Class C common stock will be entitled to one-hundredth (1/100) of a vote on such matter for each share of Class C common stock held.

D.                                    Dividends.

(1)                                 Whenever a dividend, other than a dividend that constitutes a Share Distribution (as defined below), is paid to the holders of any class of the Corporation’s common stock then outstanding, the Corporation will also pay to the holders of each other class of the Corporation’s common stock then outstanding an equal dividend per share. Dividends will be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor. Whenever a Share Distribution is paid to the holders of any class of capital stock then outstanding, the Corporation will also pay a Share Distribution to the holders of each other class of capital stock then outstanding, as provided in this Article IV. For purposes of this Article IV, a “Share Distribution” means a dividend or distribution (including a distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class of capital stock of the Corporation or any other Person, other securities of the Corporation or any other Person or securities convertible into or exercisable or exchangeable for capital stock or other securities of the Corporation or any other Person.

(2)                                 If at any time a Share Distribution is to be made with respect to any class of capital stock, such Share Distribution may be declared and paid only as follows, subject to the laws of the State of Delaware:

(a)                                 a Share Distribution

(i)                                     consisting of shares of Class C common stock (or securities convertible into or exercisable or exchangeable for Class C common stock) may be declared and paid to holders of common stock, Class B common stock and Class C common stock, on an equal per share basis, or

(ii)                                  consisting of (x) shares of common stock (or securities convertible into or exercisable or exchangeable for common stock) may be declared and paid to holders of common stock on an equal per share basis, (y) shares of Class B common stock (or securities convertible into or exercisable or exchangeable for Class B common stock) may be declared and paid to holders of Class B common stock, on an equal per share basis, and (z) shares of Class C common stock (or securities convertible into or exercisable or exchangeable for Class C common stock) may be declared and paid to holders of Class C common stock, on an equal per share basis; or

(b)                                 a Share Distribution consisting of any class of securities of the Corporation or any other Person, other than common stock, Class B common stock or Class C common stock (or securities convertible into or exercisable or exchangeable for common stock, Class B common stock or Class C common stock), may be declared and paid on the basis of a distribution of

(i)                                     identical securities, on an equal per share basis, to holders of common stock, Class B common stock and Class C common stock,

(ii)                                  separate classes of securities, on an equal per share basis, to the holders of common stock, Class B common stock and Class C common stock, or

(iii)                               a separate class of securities to the holders of one or more of common stock, Class B common stock and Class C common stock and, on an equal per share basis, a different class of securities to the holders of all other classes of capital stock;

provided, that, in connection with a Share Distribution pursuant to clause (ii) or clause (iii), (1) such separate classes of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable), with holders of shares of Class B common stock receiving the class of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of common stock and Class C common stock receiving securities of a class having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion, redemption and share distribution, as applicable) among the common stock, the Class B common stock and the Class C common stock, and

(2) in the event the securities to be received by the holders of shares of common stock and Class C common stock consist of different classes of securities, with each such class of securities (or the Underlying Securities into which such class is convertible or for which such class is exercisable or exchangeable) differing only with respect to the relative voting rights of such class (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable), then such classes of securities will be distributed to the holders of each class of capital stock (other than the Class B common stock) (A) as the Board of Directors determines or (B) such that the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable) of the class of securities (or the Underlying Securities) to be received by the holders of each class of capital stock (other than the Class B common stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion, redemption and share distribution provisions, as applicable) of such class of capital stock, as compared to the other class of capital stock (other than the Class B common stock).

(3)                                 For the purposes of this Article IV Section D:

“Convertible Security” means any security which is, directly or indirectly, convertible into, exchangeable for or otherwise exercisable for another security.

“Person” means (a) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation joint stock company or any other entity, or (b) “person” as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Underlying Securities” means with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

E.                                     Other Matters Affecting Holders of Common Stock, Class B Common Stock and Class C Common Stock.

(1)                                 Shares of Class B common stock shall be convertible into shares of the common stock of the Corporation at the option of the holder thereof at any time on a share for share basis.  Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding common stock or Class B common stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation. Shares of common stock and shares of Class C common stock will not be convertible into shares of any other class of capital stock of the Corporation.

(2)                                 Upon the conversion of Class B common stock into shares of common stock, said shares of Class B common stock shall be retired and shall not be subject to reissue.

F.                                      Preferred Stock.

The Board of Directors shall, by resolution, designate the powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock.  Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the Stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

ARTICLE VI

Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

ARTICLE VII

The Corporation is to have perpetual existence.

ARTICLE VIII

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII.  Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE IX

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.  The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors.  The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation, provided that the rights of the Class B common stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B common stock.

ARTICLE XII

The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE XIII

A.                                    Competition and Corporate Opportunities.

(1)                                 Subject to any express agreement that may from time to time be in effect, any Dual Role Person may, and shall have no duty not to, on behalf of IAC (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation or its Affiliated Companies, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its Affiliated Companies, and (iii) make investments in any kind of property in which the Corporation or its Affiliated Companies may make investments.

(2)                                 To the fullest extent permitted by Section 122(17) of the Delaware General Corporation Law, the Corporation hereby renounces any interest or expectancy of the Corporation or any of its Affiliated Companies to participate in any business of IAC, and waives any claim against a Dual Role Person and shall indemnify a Dual Role Person against any claim that such Dual Role Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.  The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in the By-laws of the Corporation.  In the event that a Dual Role Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (i) IAC and (ii) the Corporation or its Affiliated Companies, the Dual Role Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or its Affiliated Companies.

(3)                                 To the fullest extent permitted by Section 122(17) of the Delaware General Corporation Law, the Corporation hereby renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in such corporate opportunity and waives any claim against each Dual Role Person and shall indemnify a Dual Role Person against any claim, that such Covered IAC Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Dual Role Person (i) pursues or acquires any corporate opportunity for the account IAC, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to IAC or (iii) does not communicate information regarding such corporate opportunity to the Corporation or its Affiliated Companies, provided, however, in each case, that any corporate opportunity which is expressly offered to a Dual Role Person in writing solely in his or her capacity as an officer or director of the Corporation shall belong to the Corporation.  The Corporation shall pay in advance any expenses incurred in defense of such claim as provided in the By-Laws of the Corporation.

B.                                    Certain Matters Deemed not Corporate Opportunities.

In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between IAC on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C.                                    Certain Definitions.

For purposes of this Article XIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means, with respect to the Corporation, any Person controlled by the Corporation.

“Dual Role Person” means each of (i) any director or officer of the Corporation who is also an officer, director, employee or other Affiliate of IAC and (ii) IAC.

“IAC” means IAC/InterActiveCorp and its Affiliates (other than the Corporation and its Affiliated Companies), successors and assigns.

“Person” means (a) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation joint stock company or any other entity, or (b) “person” as such term is used in Section 355(e) of the Internal Revenue Code of 1986, as amended, and any successor thereto.

D.                                    Termination.

The provisions of this Article XIII shall have no further force or effect at such time as (i) the Corporation and IAC/InterActiveCorp are no longer Affiliates of one another and (ii) none of the directors and/or officers of IAC serve as directors and/or officers of the Corporation or its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and IAC, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E.                                     Deemed Notice.

Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

F.                                      Severability.

The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

ARTICLE XIV

The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.

* * * * * *

[Signature appears on next page]

IN WITNESS WHEREOF, Match Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this eighteenth day of November, 2015.

MATCH GROUP, INC.

By:	/s/ Tanya Stanich
	Name:	Tanya Stanich
	Title:	Assistant Secretary